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Exhibit 5.1

October 9, 2015

Acadia Healthcare Company, Inc.

6100 Tower Circle, Suite 1000

Franklin, Tennessee 37067

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors set forth on Exhibit A hereto (collectively, the “Guarantors” and together with the Company, the “Registrants”) in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of the Company’s Registration Statement on Form S-4, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $275,000,000 in aggregate principal amount of 5.625% Senior Notes due 2023 (the “Exchange Notes”) and the accompanying guarantees (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for $275,000,000 in aggregate principal amount of 5.625% Senior Notes due 2023 (the “Outstanding Notes”) and the guarantees of the Outstanding Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture, dated as of February 11, 2015 (as amended and supplemented from time to time, the “Indenture”), among the Company, the Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”).

We have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture, the form of the Exchange Notes filed as an exhibit to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

Acadia Healthcare Company, Inc.

October 9, 2015

We have also assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the SEC describing the Exchange Notes offered thereby to the extent required by law;

(iii) the Outstanding Notes have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(v) the Registrants will have obtained any legally required consents, approvals, authorizations and other orders of the SEC and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

In this opinion letter: (i) Abilene Behavioral Health, LLC, Abilene Holding Company, LLC, Acadia Management Company, LLC, Acadia Merger Sub, LLC, Acadiana Addiction Center, LLC, Austin Behavioral Hospital, LLC, Bayside Marin, Inc., BCA of Detroit, LLC, Behavioral Centers of America, LLC, Belmont Behavioral Hospital, LLC, Cascade Behavioral Holding Company, LLC, Cascade Behavioral Hospital, LLC, Commodore Acquisition Sub, LLC, Comprehensive Addiction Programs, Inc., CRC ED Treatment, Inc., CRC Health Corporation, CRC Health Group, Inc., CRC Holdings, LLC, CRC Recovery, Inc., CRC Weight Management, Inc., Crossroads Regional Hospital, LLC, Four Circles Recovery Center, LLC, Greenleaf Center, LLC, Habit Holdings, Inc., Habit Opco, Inc., Hermitage Behavioral, LLC, HMIH Cedar Crest, LLC, National Specialty Clinics, LLC, Northeast Behavioral Health, LLC, Park Royal Fee Owner, LLC, PHC Meadowwood, LLC, Piney Ridge Treatment Center, LLC, Psychiatric Resource Partners, LLC, Red River Holding Company, LLC, Red River Hospital, LLC, RiverWoods Behavioral Health, LLC, Seven Hills Hospital, Inc., Sierra Tucson Inc., Skyway House, LLC, Sonora Behavioral Health Hospital, LLC, Structure

Acadia Healthcare Company, Inc.

October 9, 2015

House, LLC, SUWS of the Carolinas, Inc., Talisman Academy, LLC, TK Behavioral Holding Company, LLC, TK Behavioral, LLC, Valley Behavioral Health System, LLC, Vermilion Hospital, LLC, Village Behavioral Health, LLC, Vista Behavioral Holding Company, LLC, Vista Behavioral Hospital, LLC and Youth Care of Utah, Inc. are collectively referred to as the “Delaware Registrants,” (ii) Southwestern Children’s Health Services, Inc. is referred to as the “Arizona Registrant,” (iii) Ascent Acquisition, LLC, Ascent Acquisition - CYPDC, LLC, Ascent Acquisition - PSC, LLC, Habilitation Center, LLC and Millcreek School of Arkansas, LLC are collectively referred to as the “Arkansas Registrants,” (iv) Aspen Education Group, Inc., Aspen Youth, Inc., California Treatment Services, Milwaukee Health Services System, San Diego Health Alliance, San Diego Treatment Services, Sober Living by the Sea, Inc., The Camp Recovery Centers, L.P., Transcultural Health Development, Inc., Treatment Associates, Inc. and WCHS, Inc. are collectively referred to as the “California Registrants,” (v) Ten Broeck Tampa, LLC and The Refuge, A Healing Place, LLC are collectively referred to as the “Florida Registrants,” (vi) Cartersville Center, Inc. and Lakeland Hospital Acquisition, LLC are collectively referred to as the “Georgia Registrants,” (vii) Centerpointe Community Based Services, LLC, East Indiana Treatment Center, LLC, Evansville Treatment Center, LLC, Indianapolis Treatment Center, LLC, Options Treatment Center Acquisition Corporation, Resolute Acquisition Corporation, Richmond Treatment Center, LLC, RTC Resource Acquisition Corporation, Southern Indiana Treatment Center, LLC and Success Acquisition, LLC are collectively referred to as the “Indiana Registrants,” (viii) Wichita Treatment Center Inc. is referred to as the “Kansas Registrant,” (ix) Baton Rouge Treatment Center, Inc. is referred to as the “Louisiana Registrant,” (x) Detroit Behavioral Institute, Inc., PHC of Michigan, Inc., PHC of Nevada, Inc., PHC of Utah, Inc., PHC of Virginia, LLC and Wellplace, Inc. are collectively referred to as the “Massachusetts Registrants,” (xi) Millcreek Schools, LLC and Rehabilitation Centers, LLC are collectively referred to as the “Mississippi Registrants,” (xii) Austin Eating Disorders Partners, LLC, McCallum Group, LLC, McCallum Properties, LLC and Webster Wellness Professionals, LLC are collectively referred to as the “Missouri Registrants,” (xiii) Kids Behavioral Health of Montana, Inc. is referred to as the “Montana Registrant,” (xiv) Jayco Administration, Inc. is referred to as the “Nevada Registrant,” (xv) Youth and Family Centered Services of New Mexico, Inc. is referred to as the “New Mexico Registrant,” (xvi) Generations BH, LLC, Ohio Hospital for Psychiatry, LLC, Shaker Clinic, LLC and Ten Lakes Center, LLC are collectively referred to as the “Ohio Registrants,” (xvii) Rolling Hills Hospital, LLC is referred to as the “Oklahoma Registrant,” (xviii) CRC Health Oregon, Inc. is referred to as the “Oregon Registrant,” (xix) Southwood Psychiatric Hospital, LLC, White Deer Realty, Ltd. and White Deer Run, Inc. are collectively referred to as the “Pennsylvania Registrants,” (xx) Rebound Behavioral Health, LLC is referred to as the “South Carolina Registrant,” (xxi) CRC Health Tennessee, Inc., Delta Medical Services, LLC, DMC - Memphis, LLC and Volunteer Treatment Center, Inc. are collectively referred to as the “Tennessee Registrants,” (xxii) Riverview Behavioral Health, LLC, Sheltered Living Incorporated and Texarkana Behavioral Associates, L.C. are collectively referred to as the “Texas Registrants,” (xxiii) Advanced Treatment Systems, Inc., ATS of Cecil County, Inc., ATS of Delaware, Inc., ATS of North Carolina, Inc., BGI of Brandywine, Inc., Bowling Green Inn of Pensacola, Inc., Bowling Green Inn of South Dakota, Inc., CAPS of Virginia, Inc., Galax Treatment Center, Inc., Virginia Treatment Center, Inc. and Wilmington Treatment Center, Inc.are collectively referred to as the “Virginia

Acadia Healthcare Company, Inc.

October 9, 2015

Registrants,” (xxiv) Beckley Treatment Center, LLC, Charleston Treatment Center, LLC, Clarksburg Treatment Center, LLC, Huntington Treatment Center, LLC, Parkersburg Treatment Center, LLC, Wheeling Treatment Center, LLC and Williamson Treatment Center, LLC are collectively referred to as the “West Virginia Registrants” and (xxv) Coral Health Services, Inc., CRC Wisconsin RD, LLC and Quality Addiction Management, Inc. are collectively referred to as the “Wisconsin Registrants.”

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. When the Exchange Notes have been duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. When the Guarantees have been duly executed on behalf of the Guarantors and when the Exchange Notes are duly authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Tennessee Business Corporation Act of the State of Tennessee and the Revised Limited Liability Company Act of the State of Tennessee. For purposes of our opinion that the Guarantees will be valid and binding obligations of the Guarantors, we have assumed that the Guarantors (other than the Delaware Guarantors and the Tennessee Guarantors) had the requisite power, corporate or other, to enter into and perform all their obligations under the Indenture and the applicable Guarantees and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed that the execution and delivery of the Indenture and the Guarantees do not and will not conflict with, or require consents under, the laws of such Gurantors’ respective states of organization. With respect to such matters in respect of the Guarantors (other than the Delaware Guarantors and the Tennessee Guarantors), we understand that there have been filed with the SEC as exhibits to the Registration Statement opinions of: (i) Lewis Roca Rothgerber LLP with

Acadia Healthcare Company, Inc.

October 9, 2015

respect to the Arizona Registrant, the New Mexico Registrant and the Nevada registrant, (ii) Dover Dixon Horne PLLC, with respect to the Arkansas Registrants, (iii) Austin Stewart, Esq., with respect to the California Registrants, (iv) Carlton Fields Jorden Burt, P.A., with respect to the Florida Registrants, (v) Sanders, Ranck & Skilling, P.C., with respect to the Georgia Registrants, (vi) Frost Brown Todd LLC, with respect to the Indiana Registrants, the Virginia Registrants and the West Virginia Registrants, (vii) Polsinelli PC, with respect to the Kansas Registrant, (viii) Locke Lord LLP, with respect to the Massachusetts Registrants, (ix) Jones Walker LLP, with respect to the Mississippi Registrants and the Louisiana Registrant, (x) Husch Blackwell LLP, with respect to the Missouri Registrants, (xi) Karell Dyre Haney PLLP, with respect to the Montana Registrant, (xii) Ice Miller LLP, with respect to the Ohio Registrants, (xiii) McAfee & Taft A Professional Corporation, with respect to the Oklahoma Registrant, (xiv) Davis Wright Tremaine LLP, with respect to the Oregon Registrant, (xv) Meyer, Unkovic & Scott LLP, with respect to the Pennsylvania Registrants, (xvi) Nelson Mullins Riley & Scarborough LLP, with respect to the South Carolina Registrant, (xvii) McGuire Craddock & Strother, P.C., with respect to the Texas Registrants and (xviii) Lindquist & Vennum LLP, with respect to the Wisconsin Registrants. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

All opinions expressed are as of the date hereof except where expressly stated otherwise. We assume no obligation to revise or supplement this opinion or advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP

Exhibit A

Guarantors

Abilene Behavioral Health, LLC	East Indiana Treatment Center, LLC
Abilene Holding Company, LLC	Evansville Treatment Center, LLC
Acadia Management Company, LLC	Four Circles Recovery Center, LLC
Acadia Merger Sub, LLC	Galax Treatment Center, Inc.
Acadiana Addiction Center, LLC	Generations BH, LLC
Advanced Treatment Systems, Inc.	Greenleaf Center, LLC
Ascent Acquisition - CYPDC, LLC	Habilitation Center, LLC
Ascent Acquisition - PSC, LLC	Habit Holdings, Inc.
Ascent Acquisition, LLC	Habit Opco, Inc.
Aspen Education Group, Inc.	Hermitage Behavioral, LLC
Aspen Youth, Inc.	HMIH Cedar Crest, LLC
ATS of Cecil County, Inc.	Huntington Treatment Center, LLC
ATS of Delaware, Inc.	Indianapolis Treatment Center, LLC
ATS of North Carolina, Inc.	Jayco Administration, Inc.
Austin Behavioral Hospital, LLC	Kids Behavioral Health of Montana, Inc.
Austin Eating Disorders Partners, LLC	Lakeland Hospital Acquisition, LLC
Baton Rouge Treatment Center, Inc.	McCallum Group, LLC
Bayside Marin, Inc.	McCallum Properties, LLC
BCA of Detroit, LLC	Millcreek School of Arkansas, LLC
Beckley Treatment Center, LLC	Millcreek Schools, LLC
Behavioral Centers of America, LLC	Milwaukee Health Services System
Belmont Behavioral Hospital, LLC	National Specialty Clinics, LLC
BGI of Brandywine, Inc.	Northeast Behavioral Health, LLC
Bowling Green Inn of Pensacola, Inc.	Ohio Hospital for Psychiatry, LLC
Bowling Green Inn of South Dakota, Inc.	Options Treatment Center Acquisition Corporation
California Treatment Services	Park Royal Fee Owner, LLC
CAPS of Virginia, Inc.	Parkersburg Treatment Center, LLC
Cartersville Center, Inc.	PHC Meadowwood, LLC
Cascade Behavioral Holding Company, LLC	PHC of Michigan, Inc.
Cascade Behavioral Hospital, LLC	PHC of Nevada, Inc.
Centerpointe Community Based Services, LLC	PHC of Utah, Inc.
Charleston Treatment Center, LLC	PHC of Virginia, LLC
Clarksburg Treatment Center, LLC	Piney Ridge Treatment Center, LLC
Commodore Acquisition Sub, LLC	Psychiatric Resource Partners, LLC
Comprehensive Addiction Programs, Inc.	Quality Addiction Management, Inc.
Coral Health Services, Inc.	Rebound Behavioral Health, LLC
CRC ED Treatment, Inc.	Red River Holding Company, LLC
CRC Health Corporation	Red River Hospital, LLC
CRC Health Group, Inc.	Rehabilitation Centers, LLC
CRC Health Oregon, Inc.	Resolute Acquisition Corporation
CRC Health Tennessee, Inc.	Richmond Treatment Center, LLC
CRC Holdings, LLC	Riverview Behavioral Health, LLC
CRC Recovery, Inc.	RiverWoods Behavioral Health, LLC
CRC Weight Management, Inc.	Rolling Hills Hospital, LLC
CRC Wisconsin RD, LLC	RTC Resource Acquisition Corporation
Crossroads Regional Hospital, LLC	San Diego Health Alliance
Delta Medical Services, LLC	San Diego Treatment Services
Detroit Behavioral Institute, Inc.	Seven Hills Hospital, Inc.
DMC - Memphis, LLC

Acadia Healthcare Company, Inc.

October 9, 2015

Shaker Clinic, LLC	Treatment Associates, Inc.
Sheltered Living Incorporated	Valley Behavioral Health System, LLC
Sierra Tucson Inc.	Vermilion Hospital, LLC
Skyway House, LLC	Village Behavioral Health, LLC
Sober Living by the Sea, Inc.	Virginia Treatment Center, Inc.
Sonora Behavioral Health Hospital, LLC	Vista Behavioral Holding Company, LLC
Southern Indiana Treatment Center, LLC	Vista Behavioral Hospital, LLC
Southwestern Children’s Health Services, Inc.	Volunteer Treatment Center, Inc.
Southwood Psychiatric Hospital, LLC	WCHS, Inc.
Structure House, LLC	Webster Wellness Professionals, LLC
Success Acquisition, LLC	Wellplace, Inc.
SUWS of the Carolinas, Inc.	Wheeling Treatment Center, LLC
Talisman Academy, LLC	White Deer Realty, Ltd.
Ten Broeck Tampa, LLC	White Deer Run, Inc.
Ten Lakes Center, LLC	Wichita Treatment Center Inc.
Texarkana Behavioral Associates, L.C.	Williamson Treatment Center, LLC
The Camp Recovery Centers, L.P.	Wilmington Treatment Center, Inc.
The Refuge, A Healing Place, LLC	Youth and Family Centered Services of New Mexico, Inc.
TK Behavioral Holding Company, LLC	Youth Care of Utah, Inc.
TK Behavioral, LLC
Transcultural Health Development, Inc.